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                                                               Exhibit 2

                             PARENT VOTING AGREEMENT

         PARENT VOTING AGREEMENT (this "Agreement") is made and entered into as of June __, 2004 between QRS Corporation, a Delaware corporation ("QRS"), on the one hand, and the undersigned stockholder ("Stockholder") of JDA Software Group, Inc., a Delaware corporation (the "Parent"), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                              W I T N E S S E T H:

         WHEREAS, pursuant to an Agreement and Plan of Merger dated as of June 17, 2004 by and among Parent, CVP2 Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), and QRS (the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of QRS pursuant to a statutory merger of Merger Sub with and into QRS in which outstanding shares of capital stock of QRS will be converted into the right to receive the Merger Consideration;

         WHEREAS, as a condition to the willingness of QRS to enter into the Merger Agreement and as an inducement and in consideration therefor, Stockholder has agreed to enter into this Agreement; and

         WHEREAS, Stockholder is or may become the registered and beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of shares of capital stock of Parent (the "Shares").

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

      1. Agreement to Retain Shares.

      1.1 Transfer and Encumbrance. Prior to the Expiration Date (as defined below), Stockholder shall not: (a) volitionally transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing ("Transfer"), any or all of the Shares and the New Shares (as defined below) or any right or interest therein; provided, however, such restrictions shall not be applicable to (i) a gift of the Shares made to the Stockholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Stockholder or the Stockholder's spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or (ii) a transfer of title to the Shares effected pursuant to the Stockholder's will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Shares (other than the proxy contemplated in Section 3 herein); or (d) deposit any of the Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Shares. As used herein, the term "Expiration Date" shall mean the earlier to occur of (a) the Effective Time or
(b) termination of the Merger Agreement in accordance with the terms thereof.

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      1.2 New Shares. New Shares shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares. "New Shares" means:

            (a) any shares of capital stock or voting securities of Parent that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Parent Common Stock or otherwise) after the date of this Agreement and prior to the Expiration Date; and

            (b) any shares of capital stock or voting securities of Parent that Stockholder becomes the beneficial owner of as a result of any change in Parent Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of Parent affecting Parent Common Stock.

      2. Agreement to Vote Shares and Take Certain Other Action.

      2.1 Prior to the Expiration Date, at every meeting of the stockholders of Parent at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following matters, Stockholder shall vote or give written consent or, using Stockholder's best efforts, and to the full extent legally permitted, cause the holder of record to vote or give written consent with respect to the Shares and any New Shares:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

            (c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

            (e) against any dissolution, liquidation or winding up of Parent.

      2.2 Prior to the Expiration Date, Stockholder, as the holder of voting stock of Parent, shall be present, in person or by proxy, or, using Stockholder's best efforts and to the full extent legally permitted, attempt to cause the holder of record to be present, in person or by proxy, at all meetings of stockholders of Parent at which the matters referred to in Section 2.1 is to be voted upon so that all Shares and New Shares are counted for the purposes of determining the presence of a quorum at such meetings.

      2.3 Between the date of this Agreement and the Expiration Date, Stockholder will not, and will not permit any entity under Stockholder's control to, (a) solicit proxies or become a

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"participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a stockholders' vote with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange
Act) with respect to any voting securities of Parent with respect to an Opposing Proposal. For purposes of this Agreement, the term "Opposing Proposal" means any of the actions or proposals described in clauses (b) through (e) of Section 2.1, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage the Merger.

      2.4 Stockholder shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement.

      2.5 Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict Stockholder from (a) acting in Stockholder's capacity as a director or officer of Parent, to the extent applicable, it being understood that this Agreement shall apply to Stockholder solely in Stockholder's capacity as a stockholder of Parent or (b) voting in Stockholder's sole discretion on any matter other than the matters referred to in Section 2.1.

      3. Irrevocable Proxy. Stockholder has delivered to QRS a duly executed proxy in the form attached hereto as Exhibit A (the "Proxy"), such Proxy covering the issued and outstanding Shares and all issued and outstanding New Shares in respect of which Stockholder is the record holder and is entitled to vote at each meeting of the stockholders of Parent (including, without limitation, each written consent in lieu of a meeting) prior to the Expiration Date. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to voting of the Shares on the matters referred to in Section 2.1 and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on the matters referred to in Section 2.1 until after the Expiration Date.

      4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to QRS as follows:

            (a) (i) Stockholder is the beneficial owner of the Shares; (ii) the Shares set forth on the signature page hereto constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Parent as of the date hereof; (iii) the Shares are, and the Shares and any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies, voting trusts, agreements, rights, understandings or arrangements, or exercise of any rights of a stockholder in respect of the Shares and New Shares or other encumbrances;
(iv) Stockholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Shares and New Shares acquired by such Stockholder after the date hereof; and (v) Stockholder's principal residence or place of business is accurately set forth on the signature page hereto.

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            (b) In the event that Stockholder is a corporation, partnership, limited liability company or other entity, Stockholder is duly organized and validly existing under the laws of the jurisdiction in which it is incorporated or constituted, and Stockholder has taken all necessary corporate or other action to authorize the execution, delivery and performance of this Agreement. Stockholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Stockholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except as may be limited by
(i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law. The execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

            (c) Stockholder understands and agrees that if Stockholder attempts to Transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Parent shall not, and Stockholder hereby unconditionally and irrevocably instructs Parent to not, permit any such Transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

      5. Termination. This Agreement and the Proxy delivered in connection herewith and all obligations of Stockholder hereunder and thereunder, shall terminate and shall have no further force or effect as of the Expiration Date.

      6. Miscellaneous.

      6.1 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

      6.2 Binding Effect and Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; provided,

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however, QRS may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of QRS. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

      6.3 Amendment and Modification. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

      6.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that QRS will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to QRS upon any such violation, QRS shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to QRS at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

      6.5 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

            (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

            (b) if to QRS, to:

                QRS Corporation
                14000 Marine Way South
                Richmond, CA 94804
                Facsimile: (512) 621-3980
                Attention: General Counsel

                with a copy (which shall not constitute notice) to:

                Morgan Lewis & Bockius LLP
                One Market Plaza
                San Francisco, CA 94105
                Facsimile: (415) 442-1001
                Attention: Scott D. Karchmer, Esq.

or to such other address as any party hereto may designate for itself by notice given as herein provided.

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      6.6 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

      6.7 No Waiver. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

      6.8 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the Proxy (i) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and the Proxy and (ii) are not intended to confer upon any Person other than the parties any rights or remedies.

      6.9 Counterpart. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

      6.10 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

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      IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed as of the date first above written.

QRS CORPORATION                         STOCKHOLDER:

By: ________________________________    ________________________________________
                                                      (Signature)
Its: _______________________________
                                        ________________________________________
                                               (Print Name of Stockholder)

                                        ________________________________________
                                                 (Print Street Address)

                                        ________________________________________
                                               (Print City, State and Zip)

                                        ________________________________________
                                                (Print Telephone Number)

                                        ________________________________________
                                                (Print Facsimile Number)

                                        ________________________________________
                                          (Social Security or Tax I.D. Number)

Shares owned on the date hereof:

_______________ shares of Parent Common Stock

_______________shares of Parent Common Stock issuable upon the exercise of outstanding options, warrants or other rights.

State of Residence (if different than as set forth in address above):___________

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                                    EXHIBIT A

                                IRREVOCABLE PROXY

                                TO VOTE STOCK OF

                            JDA SOFTWARE GROUP, INC.

      The undersigned stockholder of JDA Software Group, Inc., a Delaware corporation ("Parent"), hereby irrevocably appoints the members of the Board of Directors of QRS Corporation, a Delaware corporation ("QRS"), and each of them, or any other designee of QRS, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting rights (to the full extent that the undersigned is entitled to do so) with respect to all of the issued and outstanding shares of capital stock of Parent that now are owned of record by the undersigned and are owned as of any record date relevant for a vote (collectively, the "Shares"), in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Parent as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to the voting of any Shares on the matters referred to in the third full paragraph of this Irrevocable Proxy are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to such matters until after the Expiration Date (as defined below).

      This Irrevocable Proxy is irrevocable, is coupled with an interest, and is granted in consideration of QRS entering into that certain Agreement and Plan of Merger (the "Merger Agreement") by and among Parent, CVP2 Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and QRS, which Merger Agreement provides for the merger of Merger Sub with and into QRS (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

      The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents), at every annual, special or adjourned meeting of the stockholders of Parent and in every written consent in lieu of such meeting:

            (a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

            (b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

                               Exhibit A-1

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            (c) against any other action that is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement;

            (d) against any proposal that is intended to, or is reasonably likely to, result in a breach by Parent of the Merger Agreement; and

            (e) against any dissolution, liquidation or winding up of Parent.

      The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

      All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  (Remainder of page intentionally left blank)

                                  Exhibit A-2
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      This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated: _______________, 2004

                                       _________________________________________
                                       (Signature of Stockholder)

                                       _________________________________________
                                       (Print Name of Stockholder)

                                       _______________ shares of Parent Common
                                       Stock owned on the date hereof:

                                       _______________ shares of Parent Common
                                       Stock issuable upon the exercise of
                                       outstanding options, warrants or other
                                       rights.

                      (Signature Page to Irrevocable Proxy)